UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May  14, 2010

FIRST CHINA PHARMACEUTICAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151212	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way, Suite 400, Bellevue, Washington 98004

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (425) 646-2391

Former Name or Former Address, if Changed Since Last Report: E-DISPATCH INC.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On May 14, 2010, First China Pharmaceutical Group, Inc. (the “Company”), formerly known as E-Dispatch Inc. (see Item 5.03 below regarding the Name Change), entered into a Letter of Intent (“LOI”) with First China Pharmaceutical Group, Limited, a Hong Kong company (“FCPG HK”). FCPG HK’s wholly-owned subsidiary, Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China (“XYT”) specializes in bulk sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations, biologicals in Yunnan Province, People’s Republic of China.

Under certain non-binding terms of the LOI, the parties agree to act towards entering into a definitive agreement by June 13, 2010 whereby the Company would acquire all of the issued and outstanding shares of FCPG HK in exchange for the issuance to the sole stockholder of FCPG HK or his nominees of twenty-five percent (25%) ownership interest in the Company (on a post-closing basis).  Upon closing of the voluntary share exchange transaction, both FCPG HK and XYT would become wholly owned subsidiaries of the Company.  The closing date for transaction shall be thirty days from the date FCPG HK completes an audit of its financial statements as required under U.S. securities laws.

The LOI further provides that the Company will use best efforts to conduct a financing of between USD$3,000,000 and $10,000,000 subsequent to the closing of the transaction and that the definitive agreement would contain customary representations and warranties, covenants and a number of conditions to closing.

The foregoing description of the LOI is only a summary and is qualified in its entirety by reference to the full text of the LOI, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Section 5 - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 14, 2010, the Company amended its Articles of Incorporation to change its name from “E-Dispatch Inc.” to “First China Pharmaceutical Group, Inc.” (the “Name Change”).

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Section 8 - Other Events

Item 8.01.	Other Events.

Symbol Change

In connection with the Name Change described in Item 5.03 above, FINRA has assigned the Company a new stock symbol, “FCPG.”  This new symbol took effect at the open of business on May 14, 2010.

Stock Split

On May 14, 2010, the Company effected a 25 for 1 forward stock split of all of its issued and outstanding shares of common stock.  Shareholders of the Company holding certificated shares will be credited the additional shares upon surrender of their stock certificate to the Company’s transfer agent.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

3.1(a)	Amendment to Articles of Incorporation

10.1	Letter of Intent, dated May 14, 2010, by and between First China Pharmaceutical Group, Inc. and First China Pharmaceutical Group, Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010	FIRST CHINA PHARMACEUTICAL GROUP,
INC.

	By:	/s/ Roderick Macutay
Roderick Macutay
President, Treasurer, and Director

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